                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                   ESAT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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
                                   ESAT, INC.
                      10 Universal City Plaza, Suite 1130
                            Universal City, CA 91608

                                 August 2, 2000

Dear Fellow Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of eSat, Inc. scheduled for Friday, September 1, 2000, at The Sheraton Universal Hotel, 333 Universal Terrace Parkway, Universal City, California, 91608, at 2:00 p.m. PDT.

        Please review the enclosed Notice of Meeting and Proxy Statement, which describe the matters to be acted upon at the meeting. To ensure that your shares are represented at the meeting, we strongly encourage you to sign, date and mail the proxy card in the enclosed envelope. The proxy card should be completed and mailed even if you plan to attend the meeting.

        On behalf of the board of directors, thank you for your continued support. We look forward to your participation.

                                        Sincerely,


                                        Michael C. Palmer
                                        Chief Executive Officer

                                   ESAT, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                   Date:       Friday, September 1, 2000
                   Time:       2:00 p.m. PDT
                   Place:      The Sheraton Universal Hotel
                               333 Universal Terrace Parkway
                               Universal City, California 91608
Matters to be voted on:

-       Election of five directors for one-year terms.

- Amendment to our articles of incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000.

- Amendment to our 1997 Stock Option and Stock Bonus Plan to increase the number of shares of common stock reserved for issuance upon exercise of options from 1,200,000 shares to 7,850,000 shares.

-       Approval of 2000 Stock Option Plan.

- Ratification of the appointment of Carpenter, Kuhen & Sprayberry as independent auditors for 2000.

        You have the right to receive this notice and vote at the Annual Meeting if you were a shareholder of record at the close of business on July 28, 2000. Please remember that your shares cannot be voted unless you sign and return the enclosed proxy card, vote in person at the Annual Meeting, or make other arrangement to vote your shares.

                                        For the board of directors,


                                        Michael C. Palmer
                                        Chief Executive Officer and Secretary

August 2, 2000

                              2000 PROXY STATEMENT

                                TABLE OF CONTENTS

General Information ..................................................       1

Solicitation of Proxies ..............................................       1

Voting ...............................................................       2

Election of Directors (Item No. 1) ...................................       3

            Information About the Nominees ...........................       3

            The Board of Directors ...................................       4

Security Ownership ...................................................       5

Executive Compensation ...............................................       7

            Board of Directors Report ................................       7

            Comparison of Cumulative Total Shareholder Return ........      10

            Executive Compensation Tables ............................      10

Certain Transactions .................................................      15

Section 16(a) Beneficial Ownership Reporting Compliance ..............      17

Proposed Amendment of Articles of Incorporation (Item No. 2) .........      17

Proposed Amendment of 1997 Stock Option Plan (Item No. 3) ............      19

Proposed 2000 Stock Option Plan (Item 4) .............................      19

Independent Auditors (Item No. 5) ....................................      22

Other Business .......................................................      23

                    Appendix A - Certificate of Amendment 24

    Copies of this proxy statement and eSat's Annual Report to Shareholders, which includes its Annual Report on Form 10-K, are available to shareholders at no charge upon request directed to:

                                   eSat, Inc.
                               Corporate Relations
                      10 Universal City Plaza, Suite 1130
                            Universal City, CA 91608
                            Telephone: 818-464-2670
                            Internet: www.esatinc.com
                                  818-464-2799

                             GENERAL INFORMATION

PROXY STATEMENT

        The board of directors of eSat is soliciting proxies to obtain support for the proposals to be voted on at the annual meeting of our shareholders scheduled for September 1, 2000. The matters to be voted upon are the following: election of the directors for one-year terms; amendment to our articles of incorporation to increase the authorized common stock to 100,000,000; amendment of our 1997 Stock Option and Stock Bonus Plan (the "Stock Option Plan") to increase the number of shares of our common stock reserved for issuance under the plan to 7,850,000; approval of our 2000 Stock Option Plan; and ratification of the appointment of Carpenter, Kuhen & Sprayberry as independent auditors for 2000 and any other business that may properly come before the meeting.

        Whenever we refer in this Proxy Statement to the Annual Meeting, we are also referring to any meeting that results from an adjournment of the Annual Meeting. We are first mailing this Proxy Statement and related proxy card to our shareholders on or about August 7, 2000.

        We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy. To assist you in deciding how to vote, this Proxy Statement includes information about eSat Inc., its officers, nominees for directors, and other matters related to the proposals to be voted on at the Annual Meeting. In addition, a table showing eSat's performance over an eight month period is included on page 11.

                           SOLICITATION OF PROXIES

THE PROXY CARD

        If you execute the attached proxy card, the individuals designated on the card (Michael C. Palmer and Chester L. Noblett, Jr.) will vote your shares according to your instructions. With respect to Item 1 (the election of directors), you may vote in favor of the director nominees or, if you desire, indicate on the proxy card that you are not authorizing the designated individuals to vote your shares for one or more particular nominees. With respect to Items 2 through 5, you may vote in favor of, against, or abstain from voting on the proposal.

        If a proxy card is signed without choices specified, those shares will be voted for the election of the director nominees and in favor of Items 2, 3, 4 and 5. If you sign a proxy card and deliver it to us, but then want to change your vote, you may revoke your proxy at any time prior to the Annual Meeting by sending us a written revocation or a new proxy, or by attending the Annual Meeting and voting your shares in person.

COSTS OF SOLICITING PROXIES

        We will pay the cost of soliciting proxies. Proxies are being solicited by mail and may be solicited by telephone, telegram, facsimile, or in person by employees of the company, who will not receive additional compensation for any such solicitation. The company will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses in sending proxy material to the beneficial owners of voting securities.

                                    VOTING

SHAREHOLDERS ENTITLED TO VOTE

        Holders of record of common stock, Series C 6% Convertible Preferred Stock and Series D 6% Convertible Preferred Stock at the close of business on July 28, 2000, will be entitled to vote at the Annual Meeting. As of such date, approximately 22 million shares of common stock were issued and outstanding. Each shareholder is entitled to one vote for each share of common stock held by such shareholder. In addition, holders of our Series C Preferred Stock and Series D Preferred Stock are entitled to a total of approximately 5 million votes based on the conversion ratio in effect on July 28, 2000 (the record date).

        All of our Series A 12% Convertible Preferred Stock has been converted to common stock. All of our Series B 12% Convertible Preferred Stock has been cancelled by mutual agreement.

QUORUM AND VOTE NECESSARY TO ADOPT PROPOSALS

        In order to transact business at the Annual Meeting, a quorum consisting of a majority of all outstanding shares entitled to vote must be present. Abstentions and proxies returned by brokerage firms for which no voting instructions have been received from their principals will be counted for the purpose of determining whether a quorum is present. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the entirety of the meeting. [THE AFFIRMATIVE VOTE OF AT LEAST A PLURALITY OF THE AGGREGATE NUMBER OF VOTES REPRESENTED AT THE ANNUAL MEETING IN PERSON OR BY PROXY IS REQUIRED TO ELECT DIRECTORS. THAT MEANS THAT THE FIVE INDIVIDUALS RECEIVING THE LARGEST NUMBER OF VOTES CAST WILL BE ELECTED AS DIRECTORS, WHETHER OR NOT THEY RECEIVE A MAJORITY OF THE VOTES CAST.] The affirmative vote of a majority of the votes entitled to be cast which are represented at the Annual Meeting is required for the election of directors, for approval of Items 3, 4 and 5 and any matters that are presented at the meeting other than Item 2. The affirmative vote of an absolute majority of the votes entitled to be cast at the Annual Meeting is required for the approval of Item
2. Holders of common stock, Series C Preferred Stock and Series D preferred Stock will vote together on all matters as a single class.

                              ELECTION OF DIRECTORS
                             (Item 1 on Proxy Card)

        The number of directors of eSat will be expanded to six as of the date of the Annual Meeting. To be elected, each director must receive the affirmative vote of a majority of the shares represented at the meeting.

        All directors who were elected in 1999 were elected for one-year terms or until their successors were qualified and appointed. All 2000 nominees have been nominated for one-year terms ending at the annual meeting in 2001.

        Although the management of eSat has no reason to believe that any of the nominees will be unable to serve, if such situation should arise prior to the meeting, replacement(s) will be named.

        Information regarding each nominee, including principal occupation during the past five years and other directorships, is provided on the succeeding pages.

INFORMATION ABOUT THE NOMINEES

        MICHAEL C. PALMER (age 50). Mr. Palmer has been the Chief Executive Officer, President and Secretary and a director of the company since April 1999. Mr. Palmer held the position of Chief Financial Officer from November 1998 to March 1999 and has been affiliated with the company since December 1997. From 1978 through March 2000, Mr. Palmer was a partner of Parks, Palmer, Turner and Yemenidjian, a firm of certified public accountants. Mr. Palmer served as a director of Western Waste Industries (NYSE: WW) from July 1995 to May 1996. He received a B.S. degree in Business Administration in 1972 and an M.S. degree in Business Taxation in 1975 from the University of Southern California.

        CHESTER L. NOBLETT, JR. (age 55). Mr. Noblett has been Chairman of the Board since April 1999 and a Director since June 1997. He was Chief Operating Officer from June 1997 until December 1999. He served briefly as interim Chief Financial Officer in January and February 2000. From 1990 to 1996, Mr. Noblett was employed as the chief executive officer for Tradom International, a subsidiary of Asahi Shouian, Inc., an international food brokerage company. From 1975 to 1990, he was chief executive officer of C. Noblett & Associates, a food brokerage company. Mr. Noblett is also president and a director of Cyber Village Network, a computer software company. Mr. Noblett received a B.S. degree in Business Administration from the University of Southern California in 1971.

        SALVATOR PIRAINO (age 71). Mr. Piraino has been a director of the company since December 1997. From September 1992 to the present, Mr. Piraino has operated Management and Technical Services, a management consultant firm providing management, engineering and manufacturing expertise to a number of small companies. From 1974 to 1992, Mr. Piraino was employed as a director, program manager, product line manager and assistant division manager for Hughes Aircraft Company. Mr. Piraino received a B.E. degree in Engineering from Loyola University in 1950.

        EDWARD RAYMUND (age 71). Mr. Raymund was appointed a director to the company in May 2000. Mr. Raymund is founder and chairman emeritus of Tech Data Corp., a Fortune 500 company and leading global provider of IT products, logistics management and other value-added services. Mr. Raymund serves as a director on Tech Data's Board. He is also chairman of the University of Southern California supply chain management board of directors and is a member of the advisory boards for the Mission Hospital Regional Medical Center and the University of Southern California Business School. In 1997, Mr. Raymund was named an initial inductee in Computer Reseller News's Industry Hall of Fame. Prior to incorporating Tech Data in 1973, Mr. Raymund worked as a contract representative for several leading electronics manufacturers. Mr. Raymund holds a Bachelor's Degree in Business Administration with an emphasis in Finance from the University of Southern California.

        ESTHER RODRIGUEZ (age 58). Ms. Rodriguez has been a director of the company since July 2000. From 1996 to the present. Ms. Rodriguez has served as chief executive officer of Rodriguez Consulting Group, a consulting firm advising client companies in the cable and satellite technologies industry. From 1987 to 1996, Ms. Rodriguez served in various positions at General Instrument (GI), including vice president of worldwide business development for commercial, educational and private networks; vice president of DBS services; and vice president and general manager of GI's Satellite Video Center, a subsidiary which was the first to offer satellite pay-per-view television. Ms. Rodriguez is a member of the board of directors of both NTN Communications, Inc. and Quorum, Ltd. Ms. Rodriguez was educated in Cuba.

        JAMES E. FUCHS (age 72) Mr. Fuchs has been a director of the company since July 2000. Mr. Fuchs is chairman and co-chief executive officer of the Consumer Group, Inc., a corporation structured to utilize its marketing, sales, finance and consulting expertise for various ventures. Mr. Fuchs is also chairman and chief executive officer of Grenfox Group, Inc., a company involved in the development and production of environmentally friendly inks and related coating products. Prior to these posts, Mr. Fuchs was chairman and chief executive officer of Integrated Human Solutions, an international human resources and consulting firm, and held executive positions with the National Broadcasting Company, Curtis Publishing Company, the Mutual Broadcasting Systems, Mutual Sports, Inc. and Culligan Communications, Inc. Mr. Fuchs is a member of the board of directors of Fountain Pharmaceuticals, Inc. and Alternate Care, Inc. Mr. Fuchs is a graduate of Yale University.

THE BOARD OF DIRECTORS

        COMPOSITION OF THE BOARD OF DIRECTORS

        eSat is governed by a board of directors and one committee of the board that meet throughout the year. The only standing committee of the board is the Audit Committee on which Mr. Piraino is presently the sole member. All other matters (including nominating and executive compensation) are approved by the board acting as a committee of the whole. eSat's by-laws call for a board of directors consisting of from one to nine members. The board presently consists of six members. Consideration is being given to expanding the size of the board to at least seven members later in 2000. Whether or not the size of the board is expanded, we expect that the composition of the Audit Committee will be expanded in 2000.

        ATTENDANCE AT MEETINGS

        During 1999, the board of directors held four meetings and acted pursuant to 14 actions by unanimous written consent without a meeting. In addition, the Audit Committee met twice. The directors (as a group) attended 100% of the meetings of the board and board committees on which they served.

        COMPENSATION OF DIRECTORS

        Each non-employee director receives a payment of $500 for each board meeting attended and an annual option grant to purchase 20,000 shares at market value. All directors are entitled to reimbursement for expenses of traveling to and from board meetings, and any other out-of-pocket expenses incurred on behalf of the company.

        Mr. Piraino, who serves as the Audit Committee, receives a payment of $500 per month for his services. This compensation commenced in September, 1998.

        Prior to the merger with Technology Guardian, Inc. ("TGI"), Mr. Piraino was granted 25,000 shares of common stock as compensation for serving on the board of directors.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE
OFFICERS

        COMMON STOCK. The following table sets forth, as of July 28, 2000, the ownership of our common stock by

        -       each director and named executive officer of the company,

        - all named executive officers and directors of the company as a group, and

        - all persons known by us to beneficially own more than 5% of our common stock.


                                                            Amount and
                                                             Nature of    Percent of
                                                             Beneficial   Total Shares
Name and Address of Beneficial Owner                        Ownership(1)  and Options
------------------------------------                        ------------  -----------
David B. Coulter(2)                                           2,500,000     10.69%
15555 Huntington Village Lane, #239
Building 9
Huntington Beach, CA 92647

Chester (Chet) L. Noblett Jr.(3)                              2,737,097     11.83%
16520 Harbor Boulevard, Bldg. G
Fountain Valley, California 92708

Salvator Piraino(4)                                             161,103         *
16520 Harbor Boulevard, Bldg. G
Fountain Valley, California 92708

Gary Pan(5)                                                      45,000         *
16520 Harbor Boulevard, Bldg. G
Fountain Valley, California 92708

Jim Mack(6)                                                      62,311         *
16520 Harbor Boulevard, Bldg. G
Fountain Valley, California 92708

Michael C. Palmer(7)                                          1,370,000      5.95%
10 Universal City Plaza, Suite 1130
Universal City, California 91608

Richard Elliot                                                2,062,500      9.20%
10 Universal City Plaza, Suite 1130
Universal City, California 91608

Steven A. Tulk                                                      400         *
10 Universal City Plaza, Suite 1130
Universal City, California 91608

Directors and Named Executive Officers as a group             8,938,411     34.56%

*       Less than one percent.

(1) Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2) Includes options to purchase 1,500,000 shares of the company's common stock at $3.00 per share for a period of five years from August 22, 1998.

(3) Includes options to purchase: (i) 262,802 shares of the company's common stock at $0.7168 per share for a period of five years from date of grant (August 8, 1998); (ii) 333,000 shares of the company's common stock at $3.00 per share for a period of five years from date of grant (October 7, 1998); (iii) 300,000 shares of the company's common stock at $3.00 per share for a period of five years from date of grant
        (September 15, 1998);

        and (iv) warrants to purchase 350,000 shares of the company's common stock at $2.40 per share for a period of five years from date of grant (June 9, 1998).

(4) Includes options to purchase: (i) 16,103 shares of the company's common stock at $0.7168 per share for a period of five years from date of grant (August 31, 1998); (ii) 20,000 shares of the company's common stock at $5.50 per share for a period of five years from date of grant (September 30, 1999); and (iii) 25,000 shares of the company's common stock at $4.00 per share for a period of five years from date of grant (February 9, 1999).

(5) Includes options to purchase: (i) 20,000 shares of the company's common stock at $17.41 per share for a period of five years from date of grant (September 30, 1999) and (ii) 25,000 shares of the company's common stock at $4.00 per share for a period of five years from date of grant (February 9, 1999).

(6) Includes options to purchase: 4,294 shares of the company's common stock at $0.7168 per share for a period of five years from date of grant (August 31, 1998).

(7) Includes options to purchase: (i) 1,000,000 shares of the company's common stock at $3.00 per share for a period of five years from date of grant (November 1, 1999); (ii) 100,000 shares of the company's common stock at $9.25 per share for a period of five years from date of grant (November 28, 1998); and (iii) 25,000 shares of the company's common stock at $4.00 per share for a period of five years from date of grant (February 9, 1999).

        PREFERRED STOCK. The following table sets forth information regarding the beneficial ownership of our voting preferred stock as of the date of this prospectus:

                                      Name and Address             Number of Shares       Percent
        Class                         of Beneficial Owner         Beneficially Owned      of Class
        -----                         -------------------         ------------------      --------
        Series C                      Wentworth, LLC                  50,000                100%
        6% Convertible Preferred(1)   Corporate Center
                                      West Bay Road
                                      Grand Cayman

        Series D                      Wentworth, LLC                  75,000                100%
        6% Convertible Preferred(1)   Corporate Center
                                      West Bay Road
                                      Grand Cayman

        (1) All of the above preferred stock is convertible into common stock immediately; provided however, that no conversion may occur if, after conversion, the holder would be deemed beneficial owner of more than 4.99% of the company's then outstanding common stock.

                             EXECUTIVE COMPENSATION

BOARD OF DIRECTORS REPORT

        The board of directors of eSat acts as the compensation committee and has issued the following report for the fiscal year ended December 31, 1999.

        RESPONSIBILITIES OF THE BOARD

        The board is responsible for developing and administering the compensation policies and practices for eSat and determining the compensation for the Chief Executive Officer and approving or ratifying the compensation of the other executive officers as recommended by the Chief Executive Officer.

        COMPENSATION PHILOSOPHY AND GUIDING PRINCIPLES

        Our executive compensation policies and practices are designed to provide a competitive compensation program that effectively aligns executive compensation with our mission, business strategy, and values. The board believes that implementing these policies and practices will allow us to attract, motivate, retain, and reward key executives who have the skills, experience and talents required to promote our short- and long-term performance and growth.

        The executive compensation program is based on the following pay-for-performance guiding principles:

        -       attract, retain, reward and motivate highly talented employees;

        - provide incentives for achieving specific corporate earnings and return goals, as well as market-related goals necessary to build shareholder value over time; and

        - align the interests of executives with the interests of our shareholders by basing a significant portion of compensation upon the company's performance.

        To achieve these objectives, our compensation philosophy and programs:

        - reward executives based on the achievement of financial and other performance measures;

        - place a significant portion of total compensation "at-risk" through incentive awards that are directly linked to company performance and shareholder returns; and

        - encourage significant employee ownership of the company's common stock.

        The board considers each of these principles as it administers and implements the program.

        COMPENSATION COMPONENTS

        eSat compensation programs reflect its commitment to fostering a "pay for performance" culture by aligning the interests of employees with those of the shareholders. As a result, the company has emphasized long-term, incentive-based variable compensation. The basic elements of eSat's executive compensation package are base salary, cash bonuses and long-term incentives. The board's policies with respect to each of these elements are discussed below.

        BASE SALARY

        It is the company's compensation policy to set base salaries at competitive market rates to ensure that the company attracts and retains the superior executive talent necessary for successful operation of the company's business. Individual base compensation decisions take into consideration the factors described above.

        The base salary of the Chief Executive Officer is established through negotiations between the board and Mr. Palmer. See "Executive Compensation Table." Base salaries for each of the other named executive officers were established through negotiations between Mr. Palmer and each named executive officer and approved or ratified by the board.

        In setting Mr. Palmer's annual salary and target incentive compensation for 1999, the board considered numerous factors, including Mr. Palmer's management and financial skills and his unique role in reorienting the company's focus toward the satellite and wireless Internet service business.

        CASH BONUSES

        Bonus compensation for executive officers is subject to award on a discretionary basis by the board. Historically, the company has not paid cash bonuses.

        LONG-TERM INCENTIVES

        Our executives are encouraged to own shares of our common stock, thereby aligning the interests of management with those of shareholders and tying a significant portion of executive compensation to long-term market performance. The vesting schedules for stock options are set by the board. All options granted to executive officers have had an exercise price greater than or equal to the fair market value at the time of grant. The board has granted stock options to Mr. Palmer in order to provide him with an additional incentive to promote the success of the company. The board believes that the use of stock options to provide incentive compensation to Mr. Palmer is appropriate and advisable since stock options further align his compensation with public shareholders' interests while minimizing the use of cash resources.

        In order to preserve the effectiveness of the Stock Option Plan as an incentive for executive performance, the board is seeking shareholder approval of an increase in the aggregate number of shares which may be issued upon exercise of all options under the Stock Option Plan. The proposed amendment to the Stock Option Plan is further described in Item 3.

        TAX ISSUES

        For 1999 and later years, the board intends to seek to structure executive compensation arrangements to preserve the deductibility of named executive officer compensation under applicable federal and state income tax laws while also taking into account the need to provide appropriate incentives to our key executives. Where practicable, it is the policy of the board to establish compensation practices that are both cost-efficient from a tax standpoint and effective as a compensation program. The board also considers it important to be able to utilize the full range of incentive compensation, even though some compensation may not be fully deductible.

                                        By the board of directors:

                                        Chester L. Noblett, Jr. (Chair)
                                        Michael C. Palmer
                                        Salvator Piraino

COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN

        The table below shows eSat's total return on common stock compared to the PSE High Technology Index and the Amex Internet Index over the approximately eight month period beginning December 1, 1999 and ending July 28, 2000. The results are based on an assumed $100 invested on December 1, 1999.


                                                                                                                  8-month Annualized
Year-End                      12/1/99           2/1/00           4/1/00            6/1/00           7/28/00          Total Return
-----------------------   ----------------  ---------------  ----------------  ---------------  ----------------  ------------------
eSat, Inc.                    $100.00           $125.00          $ 81.20           $ 43.80          $ 34.40            (98.4)%
Amex Internet Index            100.00            123.43           150.82            129.10           130.29             45.5 %
PSE High Technology Index      100.00            119.71           139.37             94.49           105.90              8.9 %

Source:  Yahoo Finance

        There can be no assurance that the company's stock performance will continue into the future with the same or similar trends depicted in the table. eSat does not make or endorse any predictions as to future performance of its stock. The table above shall not be deemed incorporated by reference into any other public filing, unless the company specifically incorporates such table by reference.

EXECUTIVE COMPENSATION TABLES

        The following table sets forth information concerning the compensation we paid to our Chief Executive Officer, each of the four most highly compensated executive officers that earned more than $100,000 during 1999, and two additional executive officers who would have been included in the four had they been serving as executive officers in 1999.

                                                                                        Long Term Compensation
                                                                                 ----------------------------------------
                                                                                         Awards
                                           Annual Compensation                   -----------------------
                                ---------------------------------------------    Restricted   Securities
Name and                                                         Other Annual      Stock      Underlying     All Other
Principal Position              Year      Salary       Bonus     Compensation      Awards      Options       Compensation
------------------              ----     --------     -------    ------------    ----------   ----------     ------------
Michael C. Palmer(1)            1999     $455,913     $            $87,500                     1,625,000
   President, Chief Executive   1998       10,780                                                100,000
   Officer and Secretary        1997

Chester L. Noblett, Jr.         1999      178,936(2)                                             300,000
   Chief Operating Officer      1998      114,750                   48,750                     1,095,802
                                1997

Mark McMillan(3)                1999       87,500                                                 500,000(4)
                                1998
                                1997

James Mack(5)                   1999      120,625
                                1998       18,750      35,000                                     300,000(6)
                                1997

David Coulter*(7)               1999       51,854                   50,000                     1,500,000
   Former President             1998      166,407                   56,250                     3,535,890(8)
                                1997

   Steven A. Tulk               2000             (9)   50,000                                    350,000
   Senior Vice President,
   Business Development

   Richard Elliot               2000             (10)
   Senior Vice President

* Please see Certain transactions, below, and Note 8(e) to the Financial Statements regarding the cancellation of Mr. Coulter's options in March, 1999.

(1) In 1999, Mr. Palmer was an employee of Parks Palmer Turner & Yemenidjian, a firm of certified public accountants and was paid for his services through that firm through October 1999. Effective November 1999, the company paid VCI $25,000 per month for Mr. Palmer's services pursuant to a consulting agreement. Mr. Palmer is the sole owner of VCI. In addition, VCI received warrants to purchase 600,000 shares of common stock as part of the consulting arrangement. Those warrants are not exercisable until after December 31, 2000. See "Certain transactions" for additional information.

(2)     Includes back pay of $55,417 earned in 1999 and paid in January 2000.

(3) Mr. McMillan joined us in May 1999, with a base salary of $150,000 per year. Additionally, he received a $250,000 mortgage loan from the company. Mr. McMillan left the company in April 2000.

(4)     All of these options have been canceled in 2000 pursuant to their terms.

(5)     Mr. Mack joined us in September 1998 and subsequently left in February
        2000.

(6) 225,000 of these options were subsequently canceled pursuant to their terms.

(7) Mr. Coulter left the company in May 1999. After leaving the company he was paid $170,000 in 1999 and $90,000 in 2000. See "Certain transactions."

(8) All of these options were subsequently canceled in 1999 pursuant to a Settlement Agreement as described in "Certain transactions."

(9)     Mr. Tulk joined us in January 2000, with a base salary of $150,000.

(10)    Mr. Elliot joined us in April 2000, with a base salary of $180,000.

        The company has entered into an employment agreement with Mr. Noblett for a period of five years commencing September 25, 1997. Under the agreement, Mr. Noblett receives a salary of $130,000 per year plus health insurance benefits of $200 per month. The employment agreement includes a cost-of-living increase, plus any other increase which may be determined from time to time in the discretion of the company's board of directors. In addition, Mr. Noblett is provided with a car on such lease terms to be determined by the company, provided that the monthly operating costs (including lease payments) to be paid by the company will not exceed $750.

        We have entered into an employment agreement with Mr. Tulk for a period of five years, commencing January 1, 2000. Under the terms of this agreement, Mr. Tulk receives a minimum base salary of $150,000 per year, and is eligible to earn a performance bonus of up to 100% of his base salary. In addition to receiving a signing bonus of $50,000, Mr. Tulk is also entitled to reimbursement of his relocation expenses, as well as his business-related expenses, under the employment agreement. Further, Mr. Tulk received stock options for 350,000 shares of our stock by the terms of his stock option agreement.

        The company has entered into an employment agreement with Richard Elliot for a period of three years, commencing May 1, 2000. At the end of such term, the agreement will automatically renew for successive one year terms unless either party chooses not to renew the contract. By the terms of the agreement, Mr. Elliot receives a base salary of $180,000 per year, and is eligible to receive performance-based bonus compensation. Under the agreement, Mr. Elliot's salary will be reviewed annually (or more frequently) by our Board of Directors. The employment agreement includes company health insurance coverage and reimbursement of normal business-related expenses. In addition, Mr. Elliot is entitled to receive paid vacation and sick time, as well as paid time during which he may attend professional conferences or seminars. The agreement also provides an automobile allowance of $1400 per month that includes payment of associated automobile insurance. Further, Mr. Elliot's employment agreement allows him to be eligible to receive, together with David Pennells (see below), an aggregate of 1,000,000 options to purchase shares of our stock for allocation to a pool of PacificNet and InterWireless employees. 850,000 of these options have already been allocated to certain employees of those two subsidiaries.

        The company has entered into an employment agreement with David Pennells for a period of three years, commencing May 1, 2000. The agreement will automatically renew for successive one year periods unless either party chooses not to renew the contract. Mr. Pennells, by the terms of the agreement, receives a base salary of $150,000 per year, and is eligible to receive performance-based bonus compensation. Under the agreement, Mr. Pennells' salary will be reviewed on an annual basis (or more frequently) by our Board of Directors. The employment agreement includes company health insurance coverage and reimbursement of normal business-related expenses. In addition, Mr. Pennells is entitled to receive paid vacation and sick time, as well as paid time during which he may attend professional conferences or seminars. The agreement also provides an automobile allowance of $1400 per month that includes payment of associated automobile insurance. Further, Mr. Pennells' employment agreement allows him to be eligible to receive, together with Richard Elliot (see above), an aggregate of 1,000,000 options to purchase shares of our stock for allocation to a pool of PacificNet and InterWireless employees. 850,000 of these options have already been allocated to certain employees of those two subsidiaries.

        We have entered into an employment agreement with Leon Shpilsky for a period of three years, commencing May 8, 2000. The agreement will automatically renew for successive one year periods, provided neither party chooses not to renew the contract. Mr. Shpilsky, by the terms of the agreement, receives a base salary of $125,000 per year, and is eligible to receive performance-based compensation. Under the agreement, Mr. Shpilsky may also receive a salary adjustment under certain conditions while he is based in Western Europe. The employment agreement includes company health insurance coverage and reimbursement of normal business-related expenses. In addition, Mr. Shpilsky is entitled to receive paid vacation and sick time, as well as paid time during which he may attend professional conferences or seminars. The agreement also provides a monthly automobile expense allowance that includes payment of automobile insurance and associated expenses. Further, Mr. Shpilsky is entitled to receive compensation for relocation expenses. The employment agreement also grants to Mr. Shpilsky 300,000 stock options for shares of our company's common stock.

OPTION GRANTS IN FISCAL YEAR 1999

                                       INDIVIDUAL
                                         GRANTS
                                       PERCENT OF                                               POTENTIAL REALIZABLE
                                          TOTAL                                                VALUE AT ASSUMED ANNUAL
                                         OPTIONS                                                 RATES OF STOCK PRICE
                          NUMBER OF    GRANTED TO      MARKET                                      APPRECIATION FOR
                            SHARES      EMPLOYEES   EXERCISE OF    PRICE ON                          OPTION TERM
                          UNDERLYING    IN FISCAL    BASE PRICE     DATE OF    EXPIRATION     --------------------------
NAME                       OPTIONS        YEAR         ($/SH)        GRANT        DATE          5%($)           10%($)
----                     -----------  -----------   -----------    --------    -----------    --------       -----------
Michael C. Palmer(1)        25,000         0.6%       $  4.00        $4.00         2/9/04     $ 27,750       $   61,000
Michael C. Palmer(1)     1,000,000        23.5           3.00         3.00       10/30/04      830,000        1,800,000
Chester L. Noblett, Jr.    300,000         7.1           3.00         3.00         2/9/04      249,000          540,000
Mark McMillan(2)           500,000        11.8         13.125                     5/17/04
David Coulter(2)         1,500,000(3)     35.3           3.00                     8/22/03

(1) Excludes an aggregate of 600,000 warrants granted to VCI in 1999. VCI is controlled by Mr. Palmer.

(2)     Messrs. Coulter and McMillan have left the company.

(3)     Issued in the form of a warrant.

OPTIONS EXERCISED IN FISCAL YEAR 1999

                                                           NUMBER OF SHARES                  DOLLAR VALUE
                             SHARES        VALUE       -------------------------      --------------------------
                            ACQUIRED      REALIZED     EXERCISABLE       UNEX         EXERCISABLE        UNEX
                            --------      --------     -----------     ---------      -----------     ----------
Michael C. Palmer                 --            --        725,000      1,000,000      $  137,500      $2,000,000
Chester L. Noblett, Jr.      159,547      $757,848      1,245,802             --       3,301,634              --
Mark McMillan(1)                  --            --             --        500,000              --              --
James Mack(1)                     --            --        100,000        200,000         200,000         400,000

(1)     Messrs. McMillan and Mack have left the company.

DESCRIPTION OF 1997 STOCK OPTION PLAN

        The Company's 1997 Stock Option Plan ("1997 Plan") was adopted by the board of directors and approved by the shareholders in December 1997. It authorized and reserved an aggregate of 1,200,000 shares of common stock for issuance upon exercise of grants under the 1997 Plan. In July 2000, subject to the approval of the shareholders, the board of directors increased the number of authorized shares to be reserved under the 1997 Plan to 7,850,000 in order to cover grants that had been made. The board does not plan to make any further grants under the 1997 Plan and all future grants will be made under the Company's 2000 Stock Plan described in Item 4 below.

        The 1997 Plan is administered by the board of directors. Persons eligible to participate in the 1997 Plan include employees, officers, directors of and consultants to the company. In determining persons to whom grants are to be made and the number of shares to be covered, the board takes into account the duties of the respective persons, their present and potential contributions to the success of the company, and such other factors as it deems relevant to accomplish the purposes of the 1997 Plan. With respect to persons subject to
Section 16 of the Securities and Exchange Act of 1934, as amended ("Exchange Act"), transactions under the 1997 Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor regulation under the Exchange Act. Options granted which would subject a recipient to liability under
Section 16(b) of the Exchange Act are void ab initio as if never granted.

        The types of grants available under the 1997 Plan include Incentive Stock Options intended to qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), Nonqualified Stock Options and Stock Bonuses.

        Grants of options or bonuses under the 1997 Plan may include such vesting schedules and other restrictions as the board of directors deems appropriate. The exercise price for any Incentive Stock Option shall be not less than 100% of the fair market value of the company's stock on the date of grant. The exercise price for Nonqualified Stock Options shall be not less than 85% of the fair market value on the date of grant. Options granted under the 1997 Plan are not transferable other than by will or the laws of descent or distribution or pursuant to a qualified domestic relations order.

        Options and bonuses may be granted under the 1997 Plan from time to time until December 9, 2007. Except as described above, the board does not intend to use the 1997 Plan after approval by the shareholders of the 2000 Stock Option Plan.

        1997 PLAN BENEFITS. After approval of the 2000 Stock Plan, the board of directors does not expect that there will be any benefits granted under, or received pursuant to, the 1997 Plan by eligible individuals or groups. The options that were awarded under the 1997 Plan during 1999 are summarized in the executive compensation tables on page 12. See, also, the table on page 14 for information about grants of options during 1999 to certain named persons.

        During 1999, the current executive officers of the company as a group
(10) and the current employees of the company, including all current officers who are not executive officers of the company, as a group received the following grants under the 1997 Plan:

                                   Number of
                                Shares Underlying           Average          Expiration        Grant Date
New Option Grants                Options Granted       Exercise Price($)       Date(s)       Present Value($)
-----------------               -----------------     ------------------     ----------      ----------------
Executive Officer Group           3,760,000(1)              $4.42            December 2004
Non-executive Officer and
  Employee Group                    490,000                 $6.32            December 2004

(1)  Includes a grant in the form of warrants issued to the former CEO.

                              CERTAIN TRANSACTIONS

        In April 1997, in exchange for the issuance of 849,750 shares of TGI common stock which were converted into company shares in the merger, TGI entered into a settlement agreement among TGI, Cyber Village Network, Inc. ("CVN") and Mr. Noblett in which CVN and Mr. Noblett agreed to release TGI from all potential claims arising from: (i) an Option Agreement, dated August 6, 1997; and, (ii) an agreement entered into among TGI, David Coulter, as TGI's then President, CVN and Mr. Noblett as agent for CVN ("Commission Agreement").

        The Option Agreement granted options to CVN to purchase shares equal to 10% of TGI's issued and outstanding shares in exchange for forgiveness of a $100,000 promissory note held by CVN, as well as the option to purchase shares equal to 30% of TGI's issued and outstanding shares in exchange for $1,200,000. Further, the Option Agreement provided that David Coulter, TGI's former president, had the right to repurchase shares from CVN equal to 15% of TGI's common stock following the exercise of the option by CVN in exchange for $1,200,000. Mr. Coulter offset his obligation to pay CVN $1,200,000 by the $1,200,000 payable to TGI by CVN pursuant to its exercise of options. The Commission Agreement provided that TGI and Mr. Coulter, TGI's then President, would pay Mr. Noblett, as agent for CVN, an amount equal to 6% of the gross proceeds received by TGI from any underwriting arranged by Andrew Glashow and Joe Py, including bridge financing, and subsequently, Mr. Noblett would rebate one-third of aforementioned fees to Mr. Coulter. The Option Agreement was subsequently canceled and the parties released each other from all claims.

        Prior to the issuance of the 1,030,000 shares of TGI's stock as a result of the exercise of the Option Agreement by CVN and the 849,750 shares received in consideration for the Settlement Agreement, for a total of 1,879,750 Shares, Mr. Noblett, as agent for CVN, assigned 1,060,000 shares to certain persons as consideration for loans made to CVN.

        In March 1998 TGI completed payment to Mr. Noblett of a fee in the amount of $100,000 for services provided in assisting TGI with obtaining additional capital.

        In May 1998 Mr. Coulter transferred 379,250 shares of his stock to CVN. Mr. Coulter then canceled 5,414,172 shares of common stock of TGI in connection with the pending private placement of shares of TGI. Of these shares canceled, TGI reissued 125,619 to him in August 1998, prior to completion of the merger with U.S. Connect 1995.

        The cancellation of the Option Agreement was part of the overall consideration given in settling the disputes between Mr. Noblett and Mr. Coulter. A dispute arose between Messrs. Noblett and Coulter with regard to Mr. Noblett's right to purchase 30% of the outstanding stock of TGI. Due to what Mr. Coulter perceived to be the increasing potential of TGI, he did not want TGI to honor TGI's prior commitment to Mr. Noblett. The transactions had no impact on the operations of the company. These transactions only resolved disputed issues between Mr. Noblett and Mr. Coulter. At that point in time, there were fewer than ten stockholders of the company, all of whom were closely associated with the company. Accordingly, there were no public stockholders affected in any way by these transactions.

        In connection with the merger with U.S. Connect 1995, we assumed the obligations of TGI to issue options to purchase 2,000,000 shares of TGI common stock on a pro rata basis to all TGI stockholders as of August 30, 1998, at an exercise price of $0.7168 per share, exercisable for five years from date of grant. In addition, the company assumed the obligations of TGI for options to purchase 1,500,000 shares of TGI common stock to Mr. Coulter, then-President of TGI, and 500,000 shares of TGI common stock to Mr. Noblett, the Vice President and Chief Operating Officer of TGI, at an exercise price of $.7168 per share, exercisable for five years from date of grant. In October 1998 the board of directors authorized the issuance of additional options to purchase 1,000,000 shares of common stock to Mr. Coulter, and 333,333 shares of common stock to Mr. Noblett, at an exercise price of $3.00 per share, exercisable for five years from date of grant subject to the company achieving $30,000,000 in sales in 1999. We did not achieve this level of sales in 1999, and therefore the additional options issued to Mr. Coulter (1,000,000) and Mr. Noblett (333,333) lapsed.

        On March 22, 1999, Mr. Coulter resigned as a director and officer of the company. Pursuant to a resignation agreement, Mr. Coulter agreed to cancel 1,767,769 shares of common stock, reducing the number of shares he holds to 3,000,000 shares of common stock. By contract, the 3,000,000 shares retained by Mr. Coulter are nonvoting. In addition, Mr. Coulter agreed to cancel all options held by him to purchase 3,410,885 shares of common stock. The canceled options included options on 1,500,000 shares exercisable at $3.00 per share and options on 1,910,885 shares at $0.7168 per share. Mr. Coulter agreed to accept in lieu thereof options to purchase 1,500,000 shares of common stock, with an exercise price of $3.00 per share, for five years from August 22, 1999. Mr. Coulter agreed to the termination of his employment agreement. We agreed to pay Mr. Coulter a severance payment of $150,000, payable at the rate of $30,000 per month from the time of resignation, and to pay Mr. Coulter for consulting with us at the rate of $10,000 per month for a total of 36 months, commencing upon his resignation. We have entered into a general mutual release of claims with Mr. Coulter. As a result of an alleged breach of the resignation agreement by Mr. Coulter, we suspended the payment of $10,000 per month to Mr. Coulter. On February 23, 2000, we entered into a Settlement Agreement and General Release with Mr. Coulter, pursuant to which Mr. Coulter released all claims for compensation under the Resignation Agreement of March 22, 1999, and agreed to transfer certain domain names to us. In return, we agreed to pay Mr. Coulter $90,000 and to grant him piggy back registration rights with respect to shares he acquires in the exercise of his stock options.

        CFE and VCI (the "Consultant") worked together as equal joint venture partners pursuant to an exclusive Consulting Agreement entered into between the Consultant and the company, dated September 15, 1999, which was to terminate no earlier than September 15, 2002. Mr. Palmer, CEO of the company, is also the owner and President of the Consultant.

        Pursuant to the Consulting Agreement, we agreed to issue 2,500,000 shares of Series B 12% Convertible Preferred Stock to CFE for $2.00 per share, and 1,000,000 shares of Series A 12 % Convertible Preferred Stock to VCI for $2.00 per share.

        The Consulting Agreement and the issued and outstanding Series B Preferred Stock was canceled by mutual agreement of the parties in March 2000. As part of the settlement, we agreed with CFE to settle a dispute about the number of common shares issued to CFE and its clients and the amount we received in payment for those shares. CFE paid us $558,510 and we entered into a mutual release with CFE for all claims. In addition, CFE agreed to put the shares of common stock which CFE would receive upon conversion of its warrants into a voting trust if requested by NASDAQ in order to facilitate a listing on NASDAQ. Furthermore, all of the outstanding Series A Preferred Stock was converted into 550,000 shares of common stock in April 2000. The warrants issued to the former holders of Series A Preferred Stock and Series B Preferred Stock remain outstanding.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16 of the Securities Exchange Act of 34, as amended, requires certain persons to report their holdings and transactions in eSat's equity securities to the Securities and Exchange Commission on a timely basis. To our knowledge, no beneficial owners, directors or officers holding company common stock have filed late reports.

                 PROPOSED AMENDMENT OF ARTICLES OF INCORPORATION
                             (Item 2 on Proxy Card)

        The board of directors has determined that it is in the best interests of the company and its stockholders to amend the company's Articles of Incorporation to increase the number of authorized shares of the common stock of the company from 50,000,000 to 100,000,000 shares. Accordingly, the board of directors has unanimously approved the proposed Certificate of Amendment to our Articles of Incorporation, in substantially the form attached hereto as Appendix A (the "Certificate of Amendment"), and hereby solicits the approval of the Certificate of Amendment by the company's stockholders.

        If the stockholders approve the Certificate of Amendment, the board of directors currently intends to file the Certificate of Amendment with the Secretary of State of the State of Nevada promptly following such stockholder approval.

PURPOSE OF THE PROPOSED AMENDMENT

        The objectives of the increase in the authorized number of shares of common stock from 50,000,000 to 100,000,000 shares are to ensure that there is a sufficient number of authorized shares available for future issuances.

        The board of directors believes that it is prudent to increase the authorized number of shares of common stock to the proposed level in order to provide a reserve of shares available for issuance to meet business needs as they arise. Such future activities may include, without limitation, financings, establishing strategic relationships with corporate partners, providing equity incentives to employees, officers or directors, or effecting future stock splits or dividends. As we continually evaluate and conduct discussions with third parties with respect to potential acquisitions or investments, the additional shares of common stock authorized may also be used to acquire or invest in complementary companies, businesses or products or to obtain the right to use complementary technologies. The probability that we will enter into any such transaction is presently uncertain.

        Adoption of the proposed Certificate of Amendment would not affect the rights of the holders of currently outstanding common stock of the company, except for effects incidental to increasing the number of shares of the company's common stock outstanding.

POSSIBLE EFFECT OF THE PROPOSED AMENDMENT

        If the stockholders approve the proposed Certificate of Amendment, the board of directors may cause the issuance of additional shares of common stock without further vote of the stockholders of the company, except as provided under Nevada corporate law or under the rules of any national securities exchange or automatic quotation system on which shares of common stock of the company are then listed. Current holders of common stock have no preemptive or like rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the company in order to maintain their relative ownership thereof. The issuance of additional shares of common stock would decrease the proportionate equity interest of the company's current stockholders and, depending upon the price paid for such additional shares, could result in dilution to the company's current stockholders.

        In addition, the board of directors could use authorized but unissued shares to create impediments to a takeover or a transfer of control of the company. Accordingly, the increase in the number of authorized shares of common stock may deter a future takeover attempt which holders of common stock may deem to be in their best interest or in which holders of common stock may be offered a premium for their shares over the market price. The board of directors is not currently aware of any attempt to take over or acquire the company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized common stock is not prompted by any specific effort or takeover threat currently perceived by management.

REQUIRED VOTE; RECOMMENDATION OF BOARD OF DIRECTORS

        The affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting by holders of common stock, Series C Preferred Stock and Series D Preferred Stock, voting as a single class, will be required to approve the Certificate of Amendment. Both abstentions and broker non-votes will have the same effects as votes against this proposal.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE CERTIFICATE OF AMENDMENT.

                  PROPOSED AMENDMENT OF 1997 STOCK OPTION PLAN
                             (Item 3 On Proxy Card)

BACKGROUND

        As of July 28, 2000, 6,890,211 shares were subject to issuance upon exercise of options granted pursuant to the 1997 Stock Option Plan. The board of directors has approved an increase in the number of shares available under the 1997 Plan to 7,850,000 and seeks ratification of that increase. To provide for future grants, the board is proposing to establish a new plan. See Item 4 below.

DESCRIPTION OF OPTION PLAN AMENDMENTS

        The terms of the 1997 Stock Option Plan are described above under "Executive Compensation -- Description of 1997 Stock Option Plan." That description is subject to the full extent of the 1997 Stock Option Plan, which is available upon request.

        The proposed amendment to the 1997 Stock Option Plan would increase the number of shares of common stock that may be issued under the 1997 Stock Option Plan to 7,850,000. The effect of the proposed amendment is to preserve the benefits of the 1997 Stock Option Plan by ensuring that employees, consultants and directors who are eligible to receive options to purchase shares of common stock pursuant to the 1997 Stock Option Plan may exercise such options to purchase shares covered by the 1997 Stock Option Plan.

VOTE REQUIRED

        Approval of the board of directors' action in amending the 1997 Stock Option Plan requires the affirmative vote of the holders of at least a majority of the votes entitled to be cast represented and voting at the meeting. Broker abstentions and non-votes will have the effect of a vote against this Item 3.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE 1997 STOCK OPTION PLAN AND, UNLESS DIRECTED OTHERWISE, IT IS THE INTENTION OF THE PROXIES NAMED IN THE FORM OF PROXY THAT ACCOMPANIES THIS PROXY STATEMENT TO VOTE FOR THE APPROVAL OF SUCH ADOPTION.

                         PROPOSED 2000 STOCK OPTION PLAN
                             (Item 4 on Proxy Card)

        GENERAL. Subject to shareholder approval at this meeting, the Board of Directors has adopted the 2000 Stock Option Plan for eSat (the "2000 Plan"). The 2000 Plan gives the Board the ability to provide incentives through the issuance of restricted stock awards and stock options ("Grants"). Present and future employees of the Company and any of its Subsidiaries, outside directors, and certain independent contractors are eligible to receive Grants under the 2000 Plan.

        The Board has reserved 3,000,000 shares of common stock, plus any shares of common stock that represent awards granted that are forfeited, expire or are cancelled, for issuance under the 2000 Plan. If a Grant expires or terminates unexercised or is forfeited, or if any shares are surrendered to the Company in connection with a Grant, the shares subject to such Grant and the surrendered shares will be available for further Grants under the 2000 Plan. The number of shares subject to the 2000 Plan (and the number of shares and terms of any Grant) may be adjusted in the event of any change in the outstanding common stock of the Company by reason of any stock dividend, spin-off, split-up, reverse stock split, recapitalization, reclassification, merger, consolidation, exchange of shares or similar transaction.

        No more than 500,000 of the authorized shares may be allocated to Grants to any individual participant during any year.

        ADMINISTRATION. Pursuant to the 2000 Plan, the Board is authorized to establish a committee or committees to administer the 2000 Plan. Each committee has a minimum of two members. As necessary, committee members must meet the standards of independence necessary to be classified as an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and a non-employee director for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The applicable committee will have authority to determine the terms of the Grants.

        STOCK OPTIONS. The 2000 Plan authorizes the grant of Incentive Stock Options and Nonqualified Stock Options. Incentive Stock Options are stock options that satisfy the requirements of Section 422 of the Code. Nonqualified Stock Options are options that do not satisfy the requirements of Section 422 of the Code. Options granted under the 2000 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from the Company at a specified exercise price per share. The applicable committee determines the period of time during which an option may be exercised, as well as any vesting schedule, except that no option may be exercised more than ten years after the date of grant. The exercise price for shares of common stock covered by an option cannot be less than 100% of the fair market value of the common stock on the date of grant for Incentive Stock Options and not less than 85% of the fair market value for Nonqualified Stock Options.

        Outside directors may only receive Nonqualified Stock Options. At the time an outside director joins the Board, such director will automatically receive an award of Nonqualified Stock Options to purchase 20,000 shares. Thereafter, after each annual meeting, other than an annual meeting which occurs within a year of such director's joining the Board, outside directors automatically receive a grant of an additional 20,000 Nonqualified Stock Options.

        RESTRICTED STOCK AWARDS. The 2000 Plan authorizes the making of restricted stock awards. The applicable committee will establish the number of shares of common stock to be awarded and the terms applicable to each award, including performance restrictions, if any. If the conditions of the award are not met, the Company may repurchase the stock at a stated price.

        DURATION, AMENDMENT AND TERMINATION. The board may suspend or terminate the 2000 Plan without shareholder approval at any time or from time to time. Unless terminated, the 2000 Plan has no fixed termination date but Incentive Stock Options may not be granted (under the 2000 Plan) more than ten years after approval by the Board of the 2000 Plan.

        The board may also amend the 2000 Plan at any time or from time to time. No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to the 2000 Plan, or reduces the minimum exercise price for options unless such change is authorized by the shareholders of the company. A termination of or amendment to the 2000 Plan will not, without the consent of the applicable participants, adversely affect a participant's rights under a Grant which he or she previously received.

        RESTRICTIONS ON TRANSFER. Except as otherwise permitted by the applicable committee and provided in the Grant, Grants may not be transferred or exercised by another person except by will or by laws of dissent and distribution.

FEDERAL INCOME TAX INFORMATION

        The following is a general summary of the current federal income tax treatment of Grants which would be authorized to be granted under the 2000 Plan, based upon the current provisions of the Code and regulations promulgated thereunder. The rules governing the tax treatment of such awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and does not purport to be complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, this discussion does not address the tax consequences under applicable state and local law.

        INCENTIVE STOCK OPTIONS. A participant will not recognize income on the receipt or exercise of an Incentive Stock Option. However, the difference between the exercise price and fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an Incentive Stock Option within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of an Incentive Stock Option in the same manner as on the exercise of a Nonqualified Stock Option, as described below.

        The general rule is that gain or loss from the sale or exchange of shares acquired on the exercise of an Incentive Stock Option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the participant generally will recognize ordinary income at the time of disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

        NONQUALIFIED STOCK OPTIONS. A participant generally is not required to recognize income on the grant of a Nonqualified Stock Option. Instead, ordinary income generally is required to be recognized on the date the Nonqualified Stock Option is exercised. In general, the amount of ordinary income required to be recognized in the case of a Nonqualified Stock Option is an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price.

        RESTRICTED STOCK. Unless a participant who receives an award of Restricted Stock makes an election under Section 83(b) of the Code as described below, the participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a participant makes a Section 83(b) election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest.

        GAIN OR LOSS ON SALE OR EXCHANGE OF SHARES. In general, gain or loss from the sale or exchange of shares granted or awarded under the 2000 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an Incentive Stock Option (a "disqualifying disposition"), a participant generally will be required to recognize ordinary income upon such disposition.

        DEDUCTIBILITY BY COMPANY. The company generally is not allowed a deduction in connection with the grant or exercise of an Incentive Stock Option. If a participant is required to recognize income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a Nonqualified Stock Option (including an Incentive Stock Option that is treated as a Nonqualified Stock Option, as described above), and restricted stock awards, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied.

        PERFORMANCE-BASED COMPENSATION. Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deduction for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1,000,000 for the taxable year. The 2000 Plan has been designed to allow the committee to grant Stock Options that qualify under an exception to the deduction limit of Section 162(m) for "performance-based compensation."

        PLAN BENEFITS. Except for the automatic annual grants of 20,000 Nonqualified Stock Options to members of the board, the benefits that will be received in the future under the 2000 Plan by particular individuals or groups are not determinable at this time.

                              INDEPENDENT AUDITORS
                             (Item 5 on Proxy Card)

        The board of directors, adopting the recommendation of the Audit Committee, has appointed the firm of Carpenter, Kuhen & Sprayberry as eSat's independent auditors to audit the accounts of the company for 2000 and recommends ratification of the appointment by the shareholders at the Annual Meeting. One or more representatives of Carpenter, Kuhen & Sprayberry are expected to be present at the meeting where they will be given the opportunity to make a statement and will be available to respond to appropriate questions. Carpenter, Kuhen & Sprayberry served as eSat's independent auditors for 1999.

        If the appointment of Carpenter, Kuhen & Sprayberry is not ratified by a majority of the votes entitled to be cast by stockholders represented at the meeting, or if, prior to the meeting, Carpenter, Kuhen & Sprayberry declines to act or otherwise becomes incapable of acting, or its engagement is otherwise discontinued by the board of directors at any time, then, in any such case, the board of directors will appoint other independent auditors whose employment will then be subject to ratification by shareholders at the annual meeting following such appointment.

SHAREHOLDER VOTE

        Ratification of the appointment of Carpenter, Kuhen & Sprayberry as independent auditors for 2000 will require the affirmative vote of a majority of the votes entitled to be cast by stockholders represented at the meeting.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF CARPENTER, KUHEN & SPRAYBERRY AS INDEPENDENT AUDITORS.

                                 OTHER BUSINESS

2000 ANNUAL MEETING

        At the date of this proxy statement, we know of no other matter to be presented for action at the meeting. However, if any other matters do properly come before the meeting, it is intended that the persons named on the accompanying proxy card will vote on such matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS AND NOMINATIONS

        Shareholders may propose matters to be presented at shareholders' meetings and also may nominate directors. Shareholder proposals must conform to the standards set out by the Securities and Exchange Commission and must be received at eSat's principal offices on or before February 15, 2001 in order to be included in the proxy materials for presentation at eSat's annual meeting of shareholders in 2001.

                                       By order of the board of directors,


                                       Michael C. Palmer
                                       Chief Executive Officer and Secretary

August 1, 2000

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                                  OF ESAT, INC.
                            (After Issuance of Stock)

        We, the undersigned, Michael C. Palmer, President, and Mark S. Basile, Assistant Secretary, of eSat, Inc., do hereby certify:

        1. The Board of Directors of said corporation, pursuant to unanimous written consent on August 1, 2000, adopted a resolution to amend the Articles of Incorporation as follows:

                "Article VI, the first full paragraph thereof, is amended in its entirety to read as follows:

                "The total number of shares of capital stock which the Corporation shall have authority to issue is 110,000,000 shares, of which 100,000,000 shares shall be common stock with a par value of $.001 per share ("Common Stock"), and 10,000,000 shares shall be preferred stock with a par value of $.001 ("Preferred Stock")."

        2. The number of shares of Common Stock and Preferred Stock (as if fully converted) the corporation entitled to vote on an amendment to the Articles of Incorporation is 26,882,021.

        3. The amendment to the Articles of Incorporation has been consented to and approved by stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power.


                                       -----------------------------------------
                                       Michael C. Palmer, President


                                       -----------------------------------------
                                       Mark S. Basile, Assistant Secretary

                      CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of  California
          -------------------------
County of
          -------------------------
On              before me,
   -------------          -----------------------------------------------------
        Date            Name, Title of Officer - E.G., "Jane Doe, Notary Public"

personally appeared Michael C. Palmer and Mark S. Basile
                    ------------------------------------------------------------
                                        Name(s) of Signer(s)

[ ]    personally known to me - OR -

[ ] proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s),or the entity upon behalf of which the person(s) acted, executed the instrument

                                WITNESS my hand and official seal.

                                ------------------------------------------------
                                Signature of Notary


                                    OPTIONAL

Though the data below is not required by law, it may prove valuable to persons relying on the document and prevent fraudulent reattachment of this form.

CAPACITY CLAIMED BY SIGNER                    DESCRIPTION OF ATTACHED DOCUMENT

[ ]   INDIVIDUAL
[X]   CORPORATE
      President and Assistant Secretary       Certificate of Amendment
      ----------------------------------      ----------------------------------
                 Title(s)                     TITLE OR TYPE OF DOCUMENT
[ ]   PARTNERS   [ ]   LIMITED
                 [ ]   GENERAL                2 including this page
[ ]   ATTORNEY-IN-FACT                        ----------------------------------
[ ]   TRUSTEE(S)                              NUMBER OF PAGES
[ ]   GUARDIAN/CONSERVATOR
[ ]   OTHER                                   ----------------------------------
            -------------------               DATE OF DOCUMENT

SIGNER IS REPRESENTING:                       None
Name of Person(s) or Entity(ies)              ----------------------------------
ESAT, INC.                                    SIGNER(S) OTHER THAN NAMED ABOVE

PROXY

                                   eSAT, INC.

                  PROXY FOR 2000 ANNUAL MEETING OF SHAREHOLDERS

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF eSAT, INC.

        The undersigned stockholder of eSat, Inc., a Nevada corporation (the "Company"), hereby appoints Michael C. Palmer and Chester L. Noblett, Jr. as the undersigned's proxies, each with full power of substitution to attend and act for the undersigned at the Annual Meeting of Shareholders of the Company to be held on September 1, 2000, at 2 o'clock p.m., Pacific Time, at the Sheraton Universal Hotel, 333 Universal Terrace Parkway, Universal City, California 91608, and any adjournments thereof, and to represent and vote as designated below all of the shares of voting stock of the Company that the undersigned would be entitled to vote.

Item 1. Election of Directors

[ ]   For all nominees  [ ]   Withhold Authority to   [ ]  Withhold Authority
      listed below            vote for all of the          to vote for
                              nominees listed below        specific nominees

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR A SPECIFIC NOMINEE, DRAW A LINE THROUGH THAT NOMINEE'S NAME BELOW.)

Michael C. Palmer        Chester L. Noblett, Jr.               Salvator Piraino

         Edward Raymund       Esther Rodriguez          James Fuchs

Management recommends a vote FOR all nominees.

Item 2. Approval of amendment to the Company's articles of incorporation to increase the number of shares of authorized Common Stock to 100,000,000 shares.

           [ ] FOR               [ ] AGAINST                [ ] ABSTAIN

Item 3. Approval of amendment to the Company's 1997 Stock Plan to increase the number of shares reserved for issuance under the 1997 Plan to 7,850,000 shares.

           [ ] FOR               [ ] AGAINST                [ ] ABSTAIN

Management recommends a vote FOR Item 3.

Item 4. Approval of the Company's 2000 Stock Plan and the reservation of 3,000,000 shares of Common Stock for issuance pursuant to the 2000 Plan.

           [ ] FOR               [ ] AGAINST                [ ] ABSTAIN

Item 5. Ratification of selection of Carpenter, Kuhen & Sprayberry as the independent accountants of the Company for the fiscal year ending December 31, 2000.

           [ ] FOR               [ ] AGAINST                [ ] ABSTAIN

        The proxies, and each of them, shall have all the powers that the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at the Annual Meeting and hereby ratifies and confirms all that the proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation of this proxy, the proxies are authorized to vote in accordance with their respective best judgment.

        The proxies present at the Annual Meeting, either in person or by substitute (or if only one shall be present and act, then that one), shall vote the shares represented by this proxy in the manner indicated by the shareholder. IF NO INSTRUMENTS TO THE CONTRARY ARE INDICATED ON THIS PROXY, IT WILL BE VOTED FOR ITEMS 1 THROUGH 5 SHOWN ON THE OTHER SIDE.


                       Dated:                                      , 2000
                              -------------------------------------

                       ------------------------------------------------
                                   Signature of Shareholder


                       ------------------------------------------------
                                   Signature of Shareholder

                       IMPORTANT: In signing this proxy, sign your name or names on the signature lines in the same way as printed on this proxy. When signing as an attorney-in-fact, executor, administrator, trustee or guardian, please give your full title as such. EACH JOINT OWNER MUST SIGN.

                PLEASE DATE, SIGN AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.